PROSPECTUS Dated                                        Pricing Supplement No. 5
December 19, 2008                                       July 20, 2009

                                                             Rule 424 (b)(3)
                                                          Registration Statement
                                                              No. 333-156360

                              U.S. $10,000,000,000
                          FORD MOTOR CREDIT COMPANY LLC
                           FLOATING RATE DEMAND NOTES

                                   ----------

                             Interest Rate Per Annum

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Period       Tier One Notes    Tier Two Notes    Tier Three Notes
Beginning     Under $15,000   $15,000-$50,000     Over $50,000
----------   --------------   ---------------   ----------------
7/20/2009        2.60%              2.75%             2.90%